Exhibit 10.7

Bonus – Form for U.K.

RESTRICTED STOCK UNIT AGREEMENT

PURSUANT TO THE

NYSE EURONEXT OMNIBUS INCENTIVE PLAN

This Agreement (the “Agreement”) entered into on this      day of [—], 200    , by and between the NYSE Euronext (the “Company”) and                      (the “Participant”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the NYSE Euronext Omnibus Incentive Plan, (the “Plan”), which is administered by a committee appointed by the Company’s Board of Directors (the “Committee”); and

WHEREAS, pursuant to Section 10.1 of the Plan, the Committee may grant Restricted Stock Units to the Participant, as an Eligible Employee, as such term is defined in the Plan.

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Grant of Restricted Stock Units.

Subject to the restrictions and other conditions set forth herein, the Committee has authorized this grant of                      Restricted Stock Units (“RSUs”) to the Participant on [—], 200     (the “Grant Date”).

2. Vesting and Distribution.

The RSUs shall vest, as provided below, on a cumulative basis provided that the Participant has not had a Termination at any time prior to the applicable vesting date:

Vesting Date	Percentage Vested
First Anniversary of Grant Date	33.3%

Second Anniversary of Grant Date	33.3%

Third Anniversary of Grant Date	33.4%

There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date provided, that, no Termination has occurred prior to such date.

Subject to Section 2(d) of this Agreement, following the applicable vesting date, the Company shall distribute to the Participant, one share of Common Stock with respect to each RSU that vests on such date, subject to such share adjustment as may be required under Article IV of the Plan. Upon such delivery of shares of Common Stock, all obligations of the Company with respect to each such RSU shall be deemed satisfied.

Notwithstanding the foregoing provisions, upon the earlier to occur of either: (i) a Termination of Employment by the Participant as a result of an Involuntary Termination (as defined herein), Disability or death or (ii) a Change in Control of the Company, all RSUs shall immediately become fully vested and shall be distributed to the Participant (or, in the event of death, to his estate) as soon as practicable but in any event no later than 90 days following such Termination or Change in Control, as applicable, in the manner described in Section 2(c) above and otherwise in accordance with the terms of the Plan. For purposes of this Agreement and the Plan, the term “Involuntary Termination” shall mean the termination of the Participant’s employment by the Company or an Affiliate, without Cause, and pursuant to a formal division, department or organization-wide reduction in force. The Committee shall have the discretion to determine whether the Participant’s employment has been terminated pursuant to an Involuntary Termination for purposes of the Plan and this Agreement. The Committee’s decision shall be final and binding on the Participant, the Company, its Affiliates and all of their respective successors and assigns.

3. Termination of Employment.

In the event of a Participant’s Termination, subject to the special vesting rules in Section 2(d) above, all RSUs granted to such Participant hereunder shall automatically be forfeited. Notwithstanding any contrary provision contained herein, in the event of a Participant’s Termination for Cause, all RSUs, whether or not vested, shall be forfeited.

4. Rights as a Stockholder.

The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by any RSUs granted hereunder unless and until the Participant has become the holder of record of the shares, and, except as otherwise specifically provided for in Section 10 of this Agreement, no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan.

5. Withholding.

Participant shall pay, or make arrangements to pay, in a manner satisfactory to the Company, an amount equal to the amount of all applicable federal, state and local or foreign taxes including without limitation, withholding obligations under the “pay as you earn” (PAYE) system and national insurance and social security liabilities that the Company is required to withhold at any time. In the absence of such arrangements, the Company or one of its Affiliates shall have the right to withhold such taxes from the Participant’s normal pay or other amounts payable to the Participant to the extent permitted under applicable law. In addition, any statutorily required withholding obligation may be satisfied, in whole or in part, at the Participant’s election, in the form and manner prescribed by the Committee, including by delivery of shares of Common Stock (including shares issuable under this Agreement).

6. Provisions of Plan Control.

This Agreement is subject to all of the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. Capitalized terms in this Agreement that are not otherwise defined shall have the same meaning as set forth in the Plan. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

7. Amendment.

To the extent applicable, the Board or the Committee may at any time and from time to time amend, in whole or in part, any or all of the provisions of this Agreement to comply with Section 409A of the Code and the regulations thereunder or any other applicable law and may also amend, suspend or terminate this Agreement subject to the terms of the Plan. While the Company does not guarantee any particular tax treatment of the RSUs or the underlying shares, payment of shares of Common Stock upon vesting of the RSUs awarded under this Agreement is intended to qualify as a “short-term deferral” under Section 409A of the Code and any applicable Treasury Regulations thereunder.

8. Notices.

Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by United States mail, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):

If to the Company, to:

NYSE Euronext

11 Wall Street

New York, New York 10005

USA

Attention: Mr. Leroy Whitaker

If to the Participant, to the address on file with the Company.

9. No Obligation to Continue Employment.

This Agreement is not an agreement of employment. This Agreement does not guarantee that the Company or its Affiliates will employ or retain, or to continue to, employ or retain the Participant during the entire, or any portion of the, term of this Agreement, including but not limited to any period during which any RSU is outstanding, nor does it modify in any respect the Company or its Affiliate’s right to terminate or modify the Participant’s employment or compensation.

10. Dividends.

Cash or stock dividends (whether regular or extraordinary) declared and paid with respect to shares of Common Stock underlying RSUs granted hereunder that are vested as of such date shall be treated as follows: (a) cash dividends shall be distributed to the Participant as soon as practicable after the date such dividends are declared and paid and (b) stock dividends shall be credited to a dividend book entry account and distributed to the Participant as provided in Section 2 of the Agreement. No cash or stock dividends shall be provided to the Participant on a current or deferred basis with respect to shares of Common Stock underlying RSUs granted hereunder that are not vested as of the date such dividends are declared and paid.

11. Miscellaneous.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

12. Transfer of Personal Data.

The Participant consents to the holding and processing of data about him and his dependants (including sensitive personal data) for the purposes of administering the RSUs granted hereunder and the disclosure of such data (even outside the European Union) to the Company and/or any Affiliate and to any potential purchaser thereof and to the advisors of the Company and/or any Affiliate and to the Committee (or its authorized delegate).

13. NO ACQUIRED RIGHTS.

THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT: (A) THE COMPANY MAY TERMINATE OR AMEND THE PLAN AT ANY TIME; (B) THE AWARD OF RESTRICTED STOCK UNITS MADE UNDER THIS AGREEMENT IS COMPLETELY INDEPENDENT OF ANY OTHER AWARD OR GRANT AND IS UNIQUE AND EXCEPTIONAL AND IS MADE AT THE SOLE DISCRETION OF THE COMPANY; AND (C) NO PAST GRANTS OR AWARDS (INCLUDING, WITHOUT LIMITATION, THE RESTRICTED STOCK UNITS AWARDED HEREUNDER) GIVE THE PARTICIPANT ANY RIGHT TO ANY GRANTS OR AWARDS IN THE FUTURE WHATSOEVER.

14. Employment Damages Exclusion.

The Participant acknowledges and agrees that participation in the Plan is a matter entirely separate from any pension right or entitlement that the Participant may have pursuant to the Participant’s terms and conditions of employment with the Company and/or its Affiliates. The Participant understands and agrees that if he leaves the employment of the Company and/or its Affiliates or otherwise ceases to be an Eligible Employee, he shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan which he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

NYSE EURONEXT

Name:
Title:

Name of Employee

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